FOR IMMEDIATE RELEASE

April 20, 2009

Contact: Susan Jordan

   732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

             REPORTS COMMON SHARES OUTSTANDING

FREEHOLD, NJ, April 20, 2009……..Monmouth Real Estate Investment Corporation (NASDAQ:MNRTA) announced that at April 15, 2009, it had outstanding 25,012,491 shares of the Company’s common stock.

Certain benchmark indices calculate market capitalization of public companies in May of 2009 for purposes of inclusion during rebalancing.  MNRTA is publishing the latest share count should these indices wish to use the most current publicly available information.  Increases in shares outstanding since the Company’s prior 10Q or 10K numbers are due primarily to issuance of shares under the Dividend Reinvestment and Stock Purchase Plan.

Monmouth Real Estate Investment Corporation is a publicly owned real estate investment trust specializing in net-leased industrial property.  The Company’s equity portfolio consists of fifty-seven industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

* * * * *